Exhibit 99.1

NeuLion Enters Into Purchase Agreement With An Affiliate of Fortress Investment Group To Sell Certain DivX Assets, Intellectual Property and Subsidiaries for Cash Consideration of $41.5 Million

PLAINVIEW, NY – December 19, 2017 - NeuLion, Inc. (TSX:NLN), a leading technology product and service provider that specializes in the digital video broadcasting, distribution and monetization of live and on-demand content to Internet-enabled devices, today announced that on December 18, 2017, it entered into an agreement to sell certain DivX assets, intellectual property and subsidiaries to an affiliate (“Fortress”) of Fortress Investment Group LLC (NYSE:FIG).

The company will sell to Fortress certain DivX assets, intellectual property and subsidiaries that are not core to NeuLion’s focus on the over-the-top (“OTT”) market.  NeuLion expects that the transaction will provide it with lower operating costs and provide capital that the company can leverage as it expands its presence in the global OTT arena.

As the OTT market continues to expand globally, NeuLion is perfectly positioned to take advantage of these new opportunities with its OTT technology and services enabled by the NeuLion Digital Platform, including the consumer electronics 4K market with its NeuLion CE SDK, and the video compression H.265 market, powered by the MainConcept line of CODEC tools.  NeuLion technology and services provide its customers with an end-to-end platform, solutions that enable digital content management, distribution and monetization across the entire video ecosystem - content owners, content creators and consumers.

Pursuant to the Purchase Agreement, NeuLion will sell certain DivX assets, intellectual property and subsidiaries to Fortress for cash consideration of $41.5 million, subject to adjustment as specified in the Purchase Agreement.  These assets accounted for approximately $15.0 million and $20.7 million of the company’s consolidated GAAP revenues for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively.  NeuLion also expects to significantly reduce employee headcount across various departments of the company that have been assigned to DivX.  The transactions contemplated by the Purchase Agreement are expected to close during Q1 2018.

About NeuLion

NeuLion, Inc. (TSX:NLN) offers solutions that power the highest quality digital experiences for live and on-demand content in up to 4K/HDR on any device.  Through its end-to-end technology platform, NeuLion enables digital video management, distribution and monetization for content owners worldwide including the NFL, NBA, EFL, World Surf League, Univision, Sky Sports, Eleven Sports Network and others.  NeuLion powers the entire video ecosystem for content owners and rights holders, consumer electronic companies, and third party video integrators through its MainConcept business.  NeuLion’s robust consumer electronics licensing business enables its customers like Sony, LG, Samsung and others to stream secure, high-quality video seamlessly across their consumer devices. NeuLion is headquartered in Plainview, NY.  For more information about NeuLion, visit www.NeuLion.com.

Forward-Looking Statements

Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved, and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from acquisitions; our ability to realize some or all of the anticipated benefits of our partnerships; our ability to increase revenue; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is available on www.sec.gov and filed on www.sedar.com.

CONTACT INFORMATION

Press Contact: Chris Wagner +1 516 622 8357

Investor Relations Contact: Rob Kelly +1 416 992 4539